Troika Media Group, Inc. Troika Media Group Inc. Announces Receipt of Delinquency Notification Letter from Nasdaq New York, New York - August 24, 2023 — Troika Media Group, Inc. (Nasdaq: TRKA) ("TMG"), a consumer engagement and customer acquisition group, today announced that it received a delinquency notification letter from Nasdaq on August 22, 2023 stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”). Nasdaq has informed the Company that the Company must submit a plan of compliance (the “Plan”) within sixty (60) days addressing how it intends to regain compliance with Nasdaq’s listing rules or otherwise file the Form 10-Q before the expiration of such sixty (60) day period. The Company will continue to work diligently to complete and file its Form 10-Q as soon as practicable and, if applicable, will work diligently to submit the Plan promptly and take the necessary steps to regain compliance as soon as practicable. About Troika Media Group TMG is a consumer engagement and customer acquisition consulting and solutions group based in New York. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. TMG’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment. For more information, visit www.thetmgrp.com. Forward-Looking Statements This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about future growth and growth rates and other information regarding future performance and strategies and appear throughout this press release. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K. The Company disclaims any obligation to update any forward-looking statements contained herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Investor Relations Contact:

Investor Relations Troika Media Group, Inc. investorrelations@troikamedia.com